Exhibit 10.12M

SEVENTH AMENDMENT
OF
JOHN BEAN TECHNOLOGIES CORPORATION
SAVINGS AND INVESTMENT PLAN
(As amended and restated, Effective as of January 1, 2012)

WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the John Bean Technologies Corporation Savings and Investment Plan (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and

WHEREAS, this Seventh Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows, effective July 1, 2014:

●     A new Section 2.8 is hereby added to the Plan to read as follows:

2.8

Service Crediting. Notwithstanding any provision herein to the contrary, effective July 1, 2014, if an individual (a) was actively employed by Stork Food & Dairy Systems, Inc. on June 30, 2014, and (b) remains an active employee of Stork Food & Dairy Systems, Inc. (effective July 1, 2014, hereinafter known as JBT ICS Solutions U.S. Inc.) as of July 1, 2014, such individual’s period of employment with JBT ICS Solutions U.S. Inc. (formerly known as Stork Food & Dairy Systems, Inc.) shall be counted under the Plan for purposes of (i) eligibility to participate in the Plan and (ii) determining the individual’s Years of Service under the Plan.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 7th day of July, 2014.

JOHN BEAN TECHNOLOGIES
CORPORATION

By:	/s/ Mark Montague
Mark Montague

Its:	Executive Vice President, Human Resources